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                                                                    EXHIBIT 10.1

                          SECURITIES EXCHANGE AGREEMENT

         THIS SECURITIES EXCHANGE AGREEMENT (this "Agreement") is entered into as of this 16th day of July, 2001 by and among Home Interiors & Gifts, Inc., a Texas corporation (the "Company"), HI Cayman, L.P., a Cayman Islands exempted limited partnership ("HI Cayman"), and HI Senior Debt Partners, L.P., a Texas limited partnership ("HI Senior Debt Partners" and collectively with HI Cayman, the "Purchasers").

                                    RECITALS:

         WHEREAS, HI Cayman is the holder of $50,900,000 aggregate principal amount of the Company's 10-1/8% Series B Senior Subordinated Notes due 2008, as issued in accordance with the Indenture dated as of June 4, 1998, among the Company, the Guarantors named therein, and the United States Trust Company of New York, as Trustee (the "Notes");

         WHEREAS, HI Senior Debt Partners, contemporaneously herewith, has exchanged its interest in the Participation Agreement dated as of May 7, 2001 by and between Credit Suisse First Boston and HI Senior Debt Partners for the direct interest (the "Credit Agreement Interest") in the $44,927,980 aggregate principal amount of term loans outstanding pursuant to the Amended and Restated Credit Agreement, dated as of July 16, 2001 (the "Credit Agreement"), pursuant to: (i) the Assignment and Acceptance dated July 16, 2001, by and among HI Senior Debt Partners, Bank of America and the Company; (ii) the Assignment and Acceptance dated July 16, 2001, by and among Credit Suisse First Boston, HI Senior Debt Partners, Bank of America, N.A., as Administrative Agent, and the Company; and (iii) the Assignment and Acceptance dated July 16, 2001, by and among Bank of America, N.A., HI Senior Debt Partners and the Company.

         WHEREAS, pursuant to the terms and conditions of this Agreement, HI Cayman desires to acquire from the Company, and the Company desires to transfer to HI Cayman, shares of 12.5% Senior Convertible Preferred Stock of the Company, par value $0.01 per share, with an initial aggregate liquidation preference of $50,900,000 (the "HI Cayman Shares"), subject to the terms and conditions set forth in the Certificate of Designation, Preferences and Rights of Preferred Stock and Qualifications, Limitations and Restrictions Thereof attached hereto as Exhibit A (the "Certificate of Designation");

         WHEREAS, pursuant to the terms and conditions of this Agreement, HI Senior Debt Partners desires to acquire from the Company, and the Company desires to transfer to HI Senior Debt Partners, shares of 12.5% Senior Convertible Preferred Stock of the Company, par value $0.01 per share, with an initial aggregate liquidation preference of $44,927,980 (the "HI Senior Debt Partners Shares"), subject to the terms and conditions set forth in the Certificate of Designation;

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         WHEREAS, pursuant to the terms and conditions of this Agreement, HI
Senior Debt Partners desires to purchase from the Company, and the Company desires to sell to HI Senior Debt Partners, additional shares of 12.5% Senior Convertible Preferred Stock of the Company, par value $0.01 per share, with an initial aggregate liquidation preference of $231,000 (the "HI Senior Debt Partners Additional Shares" and collectively with the HI Cayman Shares and the HI Senior Debt Partners Shares, the "Senior Preferred Stock"), subject to the terms and conditions set forth in the Certificate of Designation.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements, and conditions hereinafter set forth, the parties hereto agree as follows:

1. Exchange, Purchase and Sale of Senior Preferred Stock.

     (a) Sale of Shares. Upon the terms and subject to the conditions of this Agreement, at the Closing (as hereinafter defined), the Company shall issue, sell and deliver to each Purchaser, free and clear of any and all liens, pledges, charges, restrictions, options, rights of first refusal, preemptive rights, security interests, or other encumbrances of any character whatsoever, whether written or oral (collectively, "Encumbrances"), all right, title and interest in and to shares of Senior Preferred Stock with an initial aggregate liquidation preference as set forth opposite the name of such Purchaser in Exhibit B hereto, and each such Purchaser severally agrees to purchase such shares of Senior Preferred Stock from the Company.

     (b) Consideration for the Senior Preferred Stock. At the Closing: (i) HI Cayman shall transfer to the Company all of its right, title and interest in and to the Notes, free and clear of any Encumbrances (other than any transfer restrictions arising under the Securities Act (as defined below) and Encumbrances that the Company may expressly allow or create) in full consideration of the issuance, sale and delivery of the HI Cayman Shares to it pursuant to Section 1(a) hereof; (ii) HI Senior Debt Partners shall transfer to the Company all of its right, title and interest in and to the Credit Agreement Interest, free and clear of any and all Encumbrances (other than Encumbrances that the Company may expressly allow or create) in full consideration of the issuance, sale and delivery of the HI Senior Debt Partners Shares to it pursuant to Section 1(a) hereof; and (iii) HI Senior Debt Partners shall pay to the Company $231,000 by wire transfer of immediately available funds to the account or accounts designated by the Company in full consideration of the issuance, sale and delivery of the HI Senior Debt Partners Additional Shares to it pursuant to Section 1(a) hereof.

2. Closing.

     (a) Time and Place of Closing. Subject to the satisfaction or waiver of all conditions precedent set forth herein, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place on a date to be agreed upon by the parties hereto at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New

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York 10153-0119 (the date and time on which the Closing occurs are referred to herein as the "Closing Date").

     (b) Deliveries by the Company at the Closing. At the Closing, the Company shall deliver or cause to be delivered to each Purchaser the following:

         (i) stock certificates representing the shares of Senior Preferred Stock to be issued to such Purchaser pursuant to this Agreement, which shall be in definitive form and registered in the name of such Purchaser or its nominee or designee and in a single certificate or in such other denominations as such Purchaser shall request;

         (ii) a copy of the Certificate of Designation, certified by the Secretary of State of Texas as being a true and correct copy of the Certificate of Designation and as having been duly filed by the Company on or prior to the Closing Date;

         (iii) such other documents, instruments, and certificates incidental to the transactions contemplated by this Agreement and reasonably requested by such Purchaser; and

         (iv) payment by wire transfer of immediately available funds to the account or accounts designated by such Purchaser of the amounts described in
Section 5(d) hereof.

     (c) Deliveries by the Purchasers at the Closing. At the Closing:

         (i) each Purchaser shall deliver to the Company instruments in the forms attached hereto as Exhibit C effecting the transfer of the Notes and the Credit Agreement Interest to the Company;

         (ii) each Purchaser shall deliver to the Company such other documents, instruments, and certificates incidental to the transactions contemplated by this Agreement and reasonably requested by the Company; and

         (iii) HI Senior Debt Partners shall pay to the Company, by wire transfer of immediately available funds to the account or accounts designated by the Company, $231,000.

3. Representations and Warranties of the Company. The Company hereby represents and warrants to each Purchaser as follows:

     (a) Organization, Standing and Authorization. Each of the Company and its subsidiaries is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, and each of the Company and its subsidiaries has all power and authority to own its properties and assets and to carry on its business as it is now being conducted. The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement and under any other instrument and document delivered at the Closing pursuant to Section 2(b) hereof (collectively, the "Company Transaction Documents"). The execution, delivery, and performance by the

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Company of each of the Company Transaction Documents have been duly and validly authorized by all necessary action (corporate or otherwise) and proceedings on the part of the Company. This Agreement has been, and each of the other Company Transaction Documents will be at the Closing, duly and validly executed and delivered by the Company and this Agreement constitutes, and each of the other Company Transaction Documents will constitute upon delivery at the Closing, the valid and binding agreement of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including, without limitation, principles of commercial reasonableness, good faith, and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (b) Consents and Conflicts. Except for those that will have been obtained at or prior to the Closing and that will be effective at the Closing, no actions, consents, approvals or orders of, or filings or registrations with, any governmental authorities or third parties are required in connection with the execution, delivery, or performance by the Company of the Company Transaction Documents. Neither the execution and delivery of the Company Transaction Documents by the Company nor the performance by the Company of its obligations thereunder will: (i) violate or conflict with any of the terms, conditions, or provisions of the certificate of incorporation or bylaws of the Company currently in effect or in effect at the Closing; (ii) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions, or provisions of any documents, agreements, or other instruments to which the Company or any of its subsidiaries are a party or by which the Company or any of its subsidiaries are bound or to which any of the Company's or its subsidiaries' assets are subject; (iii) violate any applicable state, federal, foreign or local law, statute, ordinance, or regulation (collectively, the "Law"); (iv) violate any judgment, writ, injunction, order, or ruling of any court or state, federal, foreign or local governmental authority (collectively, the "Order") binding on the Company or any of its subsidiaries; or (v) result in the creation or imposition of any Encumbrance upon the Senior Preferred Stock to be issued under this Agreement.

     (c) Title and Issuance of the Senior Preferred Stock; Certificate of Designation. The issuance and delivery of the shares of Senior Preferred Stock to the Purchasers at the Closing will have been duly authorized by all necessary action (corporate or otherwise) and proceedings on the part of the Company. Each such share of Senior Preferred Stock, when issued and delivered at the Closing to the Purchasers against payment therefore as provided herein, will be duly and validly issued, fully paid, and nonassessable, with no personal liability attaching thereto, and will be free and clear of any and all Encumbrances (other than Encumbrances that Purchasers may expressly allow or create). Such shares of Senior Preferred Stock, when issued at the Closing, constitute the only shares of Senior Preferred Stock of the Company outstanding as of the Closing Date. The Company will have, before the Closing, duly adopted and filed the Certificate of Designation with the Secretary of State of Texas, and the holders of the shares of Senior

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Preferred Stock will, upon the issuance thereof, have the rights and privileges set forth in such Certificate of Designation.

     (d) Capitalization. (i) Immediately after giving effect to the Closing, the authorized capital stock of the Company will consist of: (A) 75,000,000 shares of common stock, par value $0.10 per share, of which 15,240,218 shares will be issued and outstanding; (B) 10,000,000 shares of preferred stock, $0.01 par value per share, of which 96,058.98 shares will have been designated as Senior Preferred Stock and be issued and outstanding; (C) options exercisable for 1,353,924 shares of common stock pursuant to the Company's 1998 Stock Option Plan for Key Employees, of which options exercisable for 977,867 shares of common stock will be outstanding; and (D) options exercisable for 338,481 shares of common stock pursuant to the Company's 1998 Stock Option Plan for Unit Directors, Branch Directors, and Certain Other Independent Contractors, of which options exercisable for 305,670 shares of common stock will be outstanding.

         (ii) Except as set forth in Section 3(d)(i) hereof, there is no existing option, warrant, call, conversion right, exchange right, antidilution right, preemptive right, right of first refusal, right of first offer, right of co-sale or other right, commitment or other agreement of any character to which the Company is a party or by which it is bound requiring, and there are no securities of the Company outstanding which upon conversion or exchange would require, the issuance, sale or transfer of any additional shares of capital stock or other securities of the Company or other securities convertible into, exchangeable for or evidencing the right to subscribe for or purchase shares of capital stock or other securities of the Company. Except for the Shareholders Agreement dated as of June 4, 1998 and as set forth in Section 3(d)(i) hereof, none of the Company or any of its subsidiaries is a party to, or is bound by, any voting trust or other voting agreement with respect to any of the shares of the Company's or any of its subsidiaries' capital stock or other securities or any agreement, understanding or arrangement relating to the registration, issuance, sale, purchase, acquisition, redemption, transfer or other disposition of any of the shares of the Company's or any of its subsidiaries' capital stock or other securities.

     (e) Securities Laws. In reliance on the representations of Purchasers contained in Section 4(d), the offer, issuance, sale and delivery of the Senior Preferred Stock, as provided in this Agreement, are exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (collectively, with all of the rules and regulations promulgated thereunder, the "Securities Act"), and all applicable state securities laws, and are otherwise in compliance with such laws. Neither the Company, nor anyone acting on its behalf, has offered or sold or will offer or sell any securities, or has taken or will take any other action (including, without limitation, any offering of securities of the Company under circumstances that would require, under the Securities Act, the integration of such offering with the offering and sale of shares of Senior Preferred Stock pursuant to this Agreement), that would subject the transactions contemplated hereby to the registration or prospectus delivery provisions of the Securities Act.

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     (f) No Broker. No broker, finder, or other similar agent has represented the Company or acted for or on behalf of the Company in connection with the transactions contemplated hereby in such a manner as to give rise to any valid claim or demand against any Purchaser for a brokerage commission, finder's fee, or other similar payment.

     (g) Board Approval. Prior to the execution of this Agreement, the Board of Directors of the Company has approved the transactions contemplated hereby, including, without limitation, the acquisition of the shares of Senior Preferred Stock by the Purchasers and their "affiliates" and "associates" (as those terms are defined in Article 13.03 of the Texas Business Corporation Act) for all purposes, including, without limitation, Article 13.03 of the Texas Business Corporation Act, and no Purchaser or affiliate or associate (as so defined) of a Purchaser shall as a result of the execution of this Agreement or the consummation of the transactions contemplated hereby be subject to any of the restrictions of Article 13.03 of the Texas Business Corporation Act or any similar provision of applicable law.

4. Representations and Warranties of the Purchasers. Each Purchaser hereby jointly and severally represents and warrants to the Company as follows:

     (a) Organization, Standing and Authorization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has full power and authority to execute, deliver and perform its obligations under this Agreement and under any other instrument and document delivered by such Purchaser at the Closing pursuant to
Section 2(c) hereof (collectively, the "Purchaser Transaction Documents"). The execution, delivery, and performance by such Purchaser of each of the Purchaser Transaction Documents have been duly and validly authorized by all necessary action (partnership or otherwise) and proceedings on the part of such Purchaser. This Agreement has been, and each of the other Purchaser Transaction Documents will be at the Closing, duly and validly executed and delivered by such Purchaser and this Agreement constitutes, and each of the other Purchaser Transaction Documents will constitute upon delivery at the Closing, the valid and binding agreement of such Purchaser, enforceable against it in accordance with its terms, subject to applicable bankruptcy, reorganization, moratorium, and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including, without limitation, principles of commercial reasonableness, good faith, and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

     (b) Consents and Conflicts. No actions, consents, approvals or orders of, or filings or registrations with, any governmental authorities or third parties are required in connection with the execution, delivery, or performance by such Purchaser of the Purchaser Transaction Documents. Neither the execution and delivery of the Purchaser Transaction Documents by such Purchaser nor the performance by such Purchaser of its obligations thereunder will: (i) violate or conflict with any of the terms, conditions, or provisions of the organizational and other governing charter documents of such Purchaser currently in effect or in effect at the Closing; (ii) violate, result in a breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of

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termination, cancellation or acceleration) under any of the terms, conditions, or provisions of any documents, agreements, or other instruments to which such Purchaser is a party or by which it is bound or to which any of its assets is subject; (iii) violate any Law; (iv) violate any Order binding on such Purchaser; or (v) result in the creation or imposition of any Encumbrance upon the Notes or Credit Agreement Interest.

     (c) Title to Notes and Credit Agreement Interest. HI Cayman represents and warrants that it owns all of the Notes beneficially and of record, free and clear of any and all Encumbrances, and that, upon the issuance and delivery of the shares of Senior Preferred Stock in accordance with the terms hereof at the Closing and compliance with Section 2(c) hereof, the Company will acquire good title to such Notes, free and clear of any Encumbrances (other than any transfer restrictions arising under the Securities Act and Encumbrances that the Company may expressly allow or create). HI Senior Debt Partners represents and warrants that it owns the entire Credit Agreement Interest beneficially and of record, free and clear of any and all Encumbrances, and that HI Senior Debt Partners' transfer of the Credit Agreement Interest to the Company at the Closing will pass good title to the Company of such Credit Agreement Interest, free and clear of any and all Encumbrances (other than Encumbrances that the Company may expressly allow or create).

     (d) Securities Law Matters.

         (i) Such Purchaser is acquiring the Senior Preferred Stock (which for the purposes of the representations contained in this Section 4(d) shall include the common stock of the Company into which the Senior Preferred Stock is convertible) to be acquired by it for its own account and without a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same in violation of applicable federal or state securities laws. Such Purchaser will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any of the Senior Preferred Stock (or solicit any offers to buy, purchase, or otherwise acquire any of the Senior Preferred Stock), except in compliance with the Securities Act;

         (ii) Such Purchaser has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Senior Preferred Stock, and such Purchaser is capable of bearing the economic risks of such investment and is able to bear a complete loss of its investment in the Senior Preferred Stock;

         (iii) Such Purchaser understands that the Senior Preferred Stock is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of such Purchaser to acquire the Senior Preferred Stock;

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         (iv) Such Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Senior Preferred Stock or the fairness or suitability of the investment in the Senior Preferred Stock nor have such authorities passed upon or endorsed the merits of the offering of the Senior Preferred Stock;

         (v) Such Purchaser has been provided, to its satisfaction, the opportunity to ask questions concerning the terms and conditions of the offering and sale of the Senior Preferred Stock, has had, to the best of its knowledge, all such questions answered to its satisfaction and has been supplied, to the best of its knowledge, all additional information deemed necessary by it to verify the accuracy of the information provided to it;

         (vi) Such Purchaser is not a broker or dealer (as defined in Sections 3(a)(4) and 3(a)(5) of the Securities Exchange Act of 1934, as amended (collectively with all of the rules and regulations promulgated thereunder, the "Exchange Act")), member of a national securities exchange or person associated with a broker or dealer as defined in Section 3(a)(18) of the Exchange Act, other than a business entity controlling or under common control with such broker, dealer, member or associated person; and

         (vii) Such Purchaser acknowledges that the Senior Preferred Stock has not been registered under the Securities Act or any other applicable state or local securities laws and that the Senior Preferred Stock must be held indefinitely unless it is subsequently registered under the Securities Act and such other applicable securities laws or such sale is otherwise permitted pursuant to an available exemption from such registration requirement. Such Purchaser further acknowledges that each certificate evidencing Senior Preferred Stock issued and delivered by the Company hereunder shall be stamped or otherwise imprinted with a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR PURSUANT TO THE SECURITIES OR "BLUE SKY" LAWS OF ANY STATE. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, OR OTHERWISE ASSIGNED EXCEPT PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH IS EFFECTIVE UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR ANY APPLICABLE "BLUE SKY" LAWS.

5. Covenants.

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     (a) Exchange of Certificates. The Company will, at its expense, promptly upon surrender of any certificates representing shares of Senior Preferred Stock at the office of the Company, execute and deliver to any Purchaser so surrendering such certificates a new certificate or certificates in denominations specified by such Purchaser for an aggregate number of shares of Senior Preferred Stock equal to the number of shares of such stock represented by the certificates surrendered.

     (b) Lost, Stolen, Destroyed or Mutilated Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate for shares of Senior Preferred Stock and, in the case of loss, theft or destruction, upon delivery of an indemnity reasonably satisfactory to the Company (which may be an undertaking by a Purchaser to so indemnify the Company), or, in the case of mutilation, upon surrender and cancellation thereof, the Company will issue a new certificate of like tenor for a number of shares of Senior Preferred Stock (as the case may be) equal to the number of shares of such stock represented by the certificate lost, stolen, destroyed or mutilated.

     (c) Indemnified Taxes. If and to the extent that, prior to the termination of the Credit Agreement, the Company becomes obligated to pay any Taxes arising or resulting from the acquisition or retention by Purchasers of the Notes and the Credit Agreement Interest, net of any Tax benefit derived from any deduction, loss or other allowance allowed to the Company as a result of the transactions contemplated by this Agreement or otherwise allocable to the acquisition or retention of the Notes or Credit Agreement Interest by the Purchasers, and less the amount of $231,000 paid on account of the Taxes attributable to the disallowance to the Company of the deduction for original issue discount under Section 163(e)(5) of the Internal Revenue Code of 1986, as amended from time to time, through the date of the transactions contemplated by this Agreement (collectively, the "Indemnified Tax"), the Company shall provide prompt written notice of such Indemnified Tax to each of the Purchasers. Within twenty days of the date of such notice, Purchasers shall, at their option, either: (x) make a cash contribution to the capital of the Company; (y) purchase shares of common stock of the Company at then-current fair market value, as evidenced by a resolution of the board of directors of the Company, acting in good faith, or as established by an independent appraisal firm of national standing; or (z) purchase additional shares of Senior Preferred Stock at the price of $1.00 for every $1.00 initial liquidation preference thereof, in each case in an aggregate amount equal to the net amount of Indemnified Tax paid by the Company. In the event that any Purchaser elects to purchase shares of common stock or Senior Preferred Stock as provided above in clauses (y) and (z), the Company agrees that, in connection therewith, it shall execute and deliver a stock purchase agreement containing customary representations, warranties and covenants of the Company, and other customary terms and conditions, for a transaction of that nature.

         For purposes hereof, "Person" shall mean an individual, partnership, corporation, limited liability company, unincorporated organization, trust or joint venture, or other legal entity, or a governmental agency or political subdivision thereof.

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         For purposes hereof, "Taxes" shall mean any and all taxes, charges, fees, levies, duties or other similar assessments imposed on or measured by net income by the United States of America, or by any state or local government, or any subdivision, agency, or other similar Person of the United States of America or any such government and any interest, fines, penalties, assessments, or additions to taxes resulting from, attributable to, or incurred in connection with any such Tax.

     (d) Payment of Expenses. (i) At the Closing, the Company shall: (A) pay all reasonable expenses of the Company and the Purchasers incurred in connection with the issuance of the Senior Preferred Stock, including, without limitation, reasonable fees and expenses of legal counsel to the Purchasers; and (B) reimburse the Purchasers for reasonable expenses incurred by Purchasers in connection with their acquisition of the Notes, the negotiation and execution of the Participation Agreement and the acquisition of the Credit Agreement Interest, including, without limitation, reasonable fees and expenses of legal counsel to the Purchasers.

         (ii) In the event that the Company or the Purchasers (or any Purchaser Affiliate(s)) make a filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, with respect to the Senior Preferred Stock (or any common stock into which such Senior Preferred Stock is convertible), the Company shall pay promptly all filing fees and reasonable expenses of the Company and the Purchasers (or such Purchaser Affiliate(s)) in connection therewith, including, but not limited to, reasonable fees and expenses of legal counsel to such filing parties.

     (e) Interest Payments. Any and all accrued and unpaid interest outstanding under the Notes through the Closing Date, which amount is $644,203.13 (the "Unpaid Interest"), shall be paid by the Company to HI Cayman on December 1, 2001; provided that such Unpaid Interest shall not accrue any interest, and HI Cayman shall not have any right, title or interest in or to the Notes (other than its right to payment of the Unpaid Interest as specified in this paragraph) from and after the Closing Date.

     (f) Registration Rights. The Company hereby agrees to use reasonable efforts to enter into a registration rights agreement, as soon as reasonably practicable after the issuance of the Senior Preferred Stock, granting registration rights to the Purchasers, with respect to Registrable Shares that are comparable to the registration rights granted under Article 3 of the Shareholders Agreement, dated as of June 4, 1998, by and among the Company and the securityholders listed on the signature page thereof (the "Shareholders Agreement"). The Company, at its option, may satisfy the foregoing obligation by causing the Purchasers to become parties to the Shareholders Agreement for the sole purpose of being afforded the registration rights thereunder.

         For purposes hereof, "Registrable Shares" means, at any time, the common stock of the Company owned by the Purchasers, whether pursuant to a Conversion of Senior Preferred Stock or otherwise; provided, however, that Registrable Shares shall not include any shares of common stock of the Company:
(i) the sale of which has been registered pursuant to the Securities Act and which shares have been sold pursuant to such registration; or (ii) which have been sold

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pursuant to Rule 144 or 144A of the Securities Exchange Commission under the
Securities Act.

6. Conditions to Closing.

     (a) The Company. The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions:

         (i) Each Purchaser shall have complied in all material respects with all of its agreements and covenants contained herein and required to be complied with at or prior to the Closing, and all of the representations and warranties of the Purchasers contained herein shall be true and correct in all material respects (except to the extent any representation or warranty is already qualified by materiality, in which case it shall be true and correct without further qualification) on and as of the Closing Date (except for representations or warranties that speak as of a specific date, which shall be true and correct in all material respects, or true and correct, as the case may be, as of such date) as if made on such date;

         (ii) Each Purchaser shall have delivered to the Company a certificate, dated the Closing Date, stating that all of the representations and warranties of such Purchaser contained herein are true and correct in all material respects (except to the extent any representation or warranty is already qualified by materiality, in which case it shall be true and correct without further qualification) on and as of the Closing Date (except for representations or warranties that speak as of a specific date, which shall be true and correct in all material respects, or true and correct, as the case may be, as of such date) as if made on such date and that no breach of any covenant of such Purchaser contained in this Agreement has occurred or would result from the Closing hereunder;

         (iii) There shall not be in effect on the Closing Date any Order restraining, enjoining or otherwise preventing the consummation of the transactions contemplated by this Agreement; and

         (iv) The Company shall have received the deliveries of the Purchasers as set forth in Section 2(c) of this Agreement.

     (b) Purchasers. The obligation of each of the Purchasers to consummate the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing of the following conditions:

         (i) The Company shall have complied in all material respects with all of its agreements and covenants contained herein and required to be complied with at or prior to the Closing, and all of the representations and warranties of the Company shall be true and correct in all material respects (except to the extent any representation or warranty is already qualified by materiality, in which case it shall be true and correct without further qualification) on and as of the Closing Date (except for representations or warranties that speak as of a specific date, which shall be true and correct in all material respects, or true and correct, as the case may be, as of such date) as if made on such date;

         (ii) The Company shall have delivered to the Purchasers a certificate, dated the Closing Date, stating that all of the representations and warranties of the Company contained herein are true and correct in all material respects (except to the extent any representation or warranty is already qualified by materiality, in which case it shall be true and correct without further qualification) on and as of the Closing Date (except for representations or warranties that speak as of a specific date, which shall be true and correct in all material respects, or true and correct, as the case may be, as of such date) as if made on such date and that no breach of any covenant of the Company contained in this Agreement has occurred or would result from the Closing hereunder;

         (iii) There shall not be in effect on the Closing Date any Order restraining, enjoining or otherwise preventing the consummation of the transactions contemplated by this Agreement; and

         (iv) The Purchasers shall have received the deliveries of the Company as set forth in Section 2(b) of this Agreement.

7. Termination. This Agreement may be terminated and the transactions herein contemplated abandoned at any time: (a) by any party hereto, if the Closing has not occurred on or before July 16, 2001; or (b) by the mutual written agreement of the Company and the Purchasers. If this Agreement is terminated pursuant to this Section 7, this Agreement shall be null and void and of no further force and effect (except for the provisions of Section 9(c), 9(d), 9(j), 9(k) and 9(l) hereof, which shall survive any such termination).

8. Indemnification.

     (a) Indemnification Obligation. The Company agrees to indemnify and hold harmless each Purchaser and its affiliates and their respective officers, directors, employees, agents and representatives (collectively "Representatives"), and each Purchaser agrees to indemnify and hold harmless the Company and its affiliates and their respective Representatives, from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, attorneys' fees, expenses and disbursements of any kind ("Losses") which may be imposed upon, incurred by or asserted against such other party or parties or such other indemnified persons in any manner relating to or arising out of any breach of any representation or warranty by such indemnifying party contained herein or in any certificate or document delivered pursuant hereto (collectively, the "Indemnification Obligation").

     (b) Indemnification Procedure. All claims for indemnification by one or more parties entitled to be indemnified hereunder (each, an "Indemnitee" and collectively, the "Indemnitee") by one or more parties hereto (each, an "Indemnitor" and collectively, the "Indemnitor"), shall be asserted and resolved as follows:

         (i) In the event that any action, suit, claim, proceeding, investigation, audit, examination, demand, assessment, fine, judgment, settlement, compromise, interest, penalty, cost, remedial action and other expense (including, without limitation, reasonable attorneys' fees and expenses) (collectively, "Actions") for which the Indemnitee may claim indemnity under this Agreement is asserted against or sought to be collected from the Indemnitee by a third party, the Indemnitee shall as promptly as practicable notify the Indemnitor following the receipt by the Indemnitee of notice, written or otherwise, of such Action, specifying the nature of such Action and the amount or the estimated amount thereof to the extent then feasible (which estimate shall not be conclusive of the final amount of such Action) (the "Claim Notice"); provided, however, that the failure so to notify the Indemnitor will not relieve the Indemnitor from any liability it may have to the Indemnitee under this Agreement unless, and only to the extent that, such failure so to notify materially prejudices the Indemnitor or results in the loss of substantive rights or defenses;

         (ii) The Indemnitor shall have thirty calendar days from the date on which the Claim Notice is duly given (the "Notice Period") to notify the Indemnitee (A) whether or not it disputes the liability of the Indemnitor to the Indemnitee hereunder with respect to such claim or demand, and (B) whether or not the Indemnitor desires, at its sole cost and expense, to defend the Indemnitee against such Action. If the Indemnitor notifies the Indemnitee within the Notice Period that it disputes its liability under the Indemnification Obligation to the Indemnitee with respect to a particular Action, and such dispute is determined by a final and nonappealable Order to be a wrongful denial of such liability, the Indemnitor shall be liable to the Indemnitee for the amount of any and all Losses arising from the Indemnitor's failure to satisfy its Indemnification Obligation with respect to such Action;

         (iii) In the event the Indemnitor notifies (the "Indemnitor Notice") the Indemnitee within the Notice Period that it desires to defend the Indemnitee against such Action, then except as hereinafter provided the Indemnitor shall defend, at its sole cost and expense, the Indemnitee by appropriate activities or proceedings, shall use its commercially reasonable efforts to settle or prosecute or otherwise contest, at Indemnitor's election (subject to the terms of this Agreement), such activities or proceedings to a final conclusion in such a manner as to attempt to avoid the Indemnitee becoming subject to any injunctive or other equitable Order for relief or to liability for any other matter, and shall control the conduct of such defense; provided, however, that if the Indemnitor fails to take reasonable steps necessary to defend the Indemnitee diligently against such Action after providing such Indemnitor Notice, within ten calendar days after receiving written notice from the Indemnitee stating that the Indemnitee believes that the Indemnitor has failed to take such steps, the Indemnitee may assume its own defense and the Indemnitor shall be liable for all Losses arising out of such Action; provided, further, that the Indemnitor shall not be entitled to assume the defense of any such Action pursuant to this Section unless it has accepted and assumed in writing the obligation to indemnify the Indemnitee with respect to Losses arising from or relating to such Action, and that the Indemnitor shall not in any Action in which Losses include any obligation other than, or in addition to, the payment of money for which the Indemnitor has assumed the obligation, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld or delayed, consent to the entry of any judgment against the Indemnitee or enter into any settlement or compromise which does not include, as an unconditional term thereof, the giving by all claimants and plaintiffs to the Indemnitee of a release, in form and substance reasonably satisfactory to the Indemnitee, from all liability for which the Indemnitor is not liable pursuant to the terms of this Agreement in respect of any Action. If the defendants in any such Action include both the Indemnitor and the Indemnitee and the Indemnitee shall have reasonably concluded that there may be legal defenses or rights available to the Indemnitee which are different from, in actual or potential conflict with, or additional to those available to the Indemnitor, the Indemnitee shall have the right to select one law firm to act at the Indemnitor's expense as separate counsel, on behalf of the Indemnitee. In addition, if the Indemnitee desires to participate in, but not control, any other defense or settlement, it may do so at its sole cost and expense. So long as the Indemnitor is defending in good faith any such Action, the Indemnitee shall not settle such Action without the consent of the Indemnitor, which shall not be unreasonably withheld or delayed; provided, however, that the Indemnitee reserves the right to settle any Action at the Indemnitee's sole cost and expense without the consent of the Indemnitor and the Indemnitor shall have no further liability or obligation with respect to any such Action so settled.

         (iv) Prior to the Indemnitor's settling any Action, the defense of which it has assumed control, in which the settlement includes any obligation of the Indemnitee other than, or in addition to, the payment of money for which the Indemnitor has assumed the obligation, the Indemnitor shall obtain the Indemnitee's prior approval, confirmed in writing in accordance with the notice provisions hereof, which approval shall not be unreasonably withheld or delayed. If such settlement consists of a bona fide offer and the Indemnitee notifies the Indemnitor of its disapproval of such settlement, the Indemnitee shall thereupon become liable, from and after the date of its disapproval, for the amount of any award, settlement, costs, expenses (including, without limitation, reasonable attorneys' fees and court costs) or other Losses in excess of the proposed settlement amount and shall have the right to elect to control the defense of such Action at its sole cost and expense.

         (v) In the event the Indemnitee should have a claim for indemnification against the Indemnitor hereunder which does not involve an Action being asserted against or sought to be collected from the Indemnitee by a third party, the Indemnitee shall promptly send a Claim Notice with respect to such claim to the Indemnitor; provided, however, that the failure so to notify the Indemnitor will not relieve the Indemnitor from any liability it may have to the Indemnitee under this Agreement unless, and only to the extent that, such failure so to notify materially prejudices the Indemnitor or results in the loss of substantive rights or defenses. If the Indemnitor does not notify the Indemnitee within the Notice Period that it disputes such claim, the Indemnitor shall be liable for the amount of any Losses related thereto.

     (c) Survival. All representations and warranties of the parties made in this Agreement shall survive for two years following the Closing Date; provided, that the representations and warranties contained in Sections 3(c) and 4(c) shall survive indefinitely.

     (d) Limitation on Indemnification. Notwithstanding anything to the contrary contained in this Agreement, neither the Company on the one hand, nor the Purchasers on the other hand, shall be liable for indemnification hereunder in an aggregate amount in excess of the aggregate liquidation preference of the Senior Preferred Stock issued by the Company pursuant to this Agreement.

9. Miscellaneous.

     (a) Amendment. This Agreement may be supplemented, amended, or waived, in whole or in part, only by a written instrument executed by each of the parties hereto.

     (b) Successors and Assigns. Neither this Agreement nor any right or obligation hereunder may be assigned in whole or in part by any party without the written consent of the other party to this Agreement. This Agreement shall benefit and bind the parties hereto and their respective heirs, executors, administrators, legal representatives, successors, and permitted assigns. All references herein to "Company", "Purchaser", or "party" shall include the respective heirs, executors, administrators, legal representatives, successors, and permitted assigns thereof.

     (c) Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements and understandings, written or oral, with respect to such subject matter.

     (d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     (e) Captions, Schedules, and Exhibits. The captions, headings, and arrangements used in this Agreement are for convenience only and do not in any way affect, limit, amplify, or modify the terms or conditions hereof. All pronouns used herein shall be deemed to refer to the masculine, feminine, or neuter gender as the identity of the applicable person may require, and words using the singular or plural number shall be deemed to include respectively the plural or singular number as applicable. Unless otherwise specified, all references in this Agreement to "Sections" shall refer to provisions of this Agreement and all references in this Agreement to "Exhibits" shall refer to exhibits to this Agreement. All exhibits attached hereto are made a part hereof and incorporated herein by reference for all purposes.

     (f) Severability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid under the applicable law of any jurisdiction, the remainder of this Agreement or the application of such provision to other persons or circumstances or in other jurisdictions shall not be affected thereby. Also, if any provision of this Agreement is held to be invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such law. Any provision hereof that may be held invalid or unenforceable under any applicable law shall not affect the validity or enforceability of any other provision hereof.

     (g) Further Assurances. Each of the parties hereto shall cooperate with the others and proceed, as promptly as is reasonably practicable, to seek to obtain all consents and approvals necessary to consummate the sale by the Company of the Senior Preferred

Stock pursuant to this Agreement. In addition, from time to time after the Closing, each of the Company and the Purchasers shall, at the request of the other but without further consideration, execute and deliver such other certificates, statements, and documents, and take such other action as such other party may reasonably request, in order to more effectively consummate the transactions contemplated hereby.

     (h) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

     (i) Notices. Any notice, request, consent, or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given or delivered to any party: (i) when received by such party if delivered by hand; (ii) within one business day after being sent by reputable overnight delivery service; (iii) upon receipt of written confirmation if delivered by facsimile; or (iv) within five business days after being mailed by first-class mail, postage prepaid, and in each case addressed to the party to whom such notice, request, consent, or other communication is directed at its address set forth below:

         If to the Company:

         Home Interiors & Gifts, Inc.
         1649 Frankford Road West
         Carrollton, Texas 75007
         Attention: Kenneth Cichocki
         Facsimile: 972-386-1022
         Phone: 972-386-1091

         With a copy to:

         Weil, Gotshal & Manges LLP
         767 Fifth Avenue
         New York, New York 10153-0119
         Attention: Joseph T. Verdesca, Jr.
         Facsimile: 212-310-8007
         Phone: 212-310-8451

         If to HI Cayman:

         HI Cayman, L.P.
         200 Crescent Court
         Suite 1600
         Dallas, Texas 75201
         Attention: Joseph V. Colonnetta
         Facsimile: 214-720-7888
         Phone: 214-740-7300

         With a copy to:

         Vinson & Elkins L.L.P.
         666 Fifth Avenue
         26th Floor
         New York, New York 10103
         Attention: Eric Shube
         Facsimile: 917-206-8100
         Phone: 917-206-8005

         If to HI Senior Debt Partners:

         HI Senior Debt Partners, L.P.
         200 Crescent Court
         Suite 1600
         Dallas, Texas 75201
         Attention: Joseph V. Colonnetta
         Facsimile: 214-720-7888
         Phone: 214-740-7300

         With a copy to:

         Vinson & Elkins L.L.P.
         666 Fifth Avenue
         26th Floor
         New York, New York 10103
         Attention: Eric Shube
         Facsimile: 917-206-8100
         Phone: 917-206-8005

     (j) Publicity. Except to the extent required by law, none of the parties hereto shall, without the prior written consent of the other parties hereto, directly or indirectly, make any public comment, statement, or communication with respect to, or otherwise disclose or permit the disclosure of the existence of discussions regarding, a possible transaction among the parties hereto or any of the terms, conditions, or other aspects of the transactions proposed in this Agreement.

     (k) Failure to Complete. If the Closing does not occur for any reason or this Agreement is terminated pursuant to Section 7, the Company shall reimburse the Purchasers for their reasonable costs and expenses, including, without limitation, reasonable fees and expenses of legal counsel to the Purchasers, incurred in connection with the negotiation, preparation, execution and delivery of documents in connection with the transactions contemplated hereby.

     (l) No Purchaser Affiliate Liability. Except with respect to the joint and several liability of the Purchasers with respect to any breach of a representation or warranty contained in Section 4 hereof, no Purchaser Affiliate (as defined below) shall have any liability or obligation of any nature whatsoever in connection with any Purchaser's obligations under this Agreement, the other Purchaser Transaction Documents or the transactions contemplated herein or therein, and the Company hereby waives and releases all claims of any such liability or obligation, it being understood and agreed that no Purchaser Affiliate or any other person or entity shall be liable for or in respect of each Purchaser's obligations under this Agreement or under the Purchaser Transaction Documents. For the purposes of this paragraph, a "Purchaser Affiliate" shall mean, with respect to each
Purchaser: (i) the general partner, each limited partner and any other person or entity that is or becomes a partner in such Purchaser; (ii) any direct or indirect holder of any equity interest or securities in any of the persons or entities described in clause (i) above (whether limited or general partners, members, stockholders or otherwise); (iii) any Affiliate (as defined below) of any of the persons or entities described in clause (i) above; or (iv) any director, officer, employee, representative or agent of any of the persons or entities described in clause (i), (ii) or (iii) above. For the purposes of this paragraph, an "Affiliate" shall mean, with respect to any person or entity, any other person or entity directly or indirectly controlling, controlled by, or under direct or indirect common control with, such first person or entity. For the purposes of this paragraph, "control," when used with respect to any entity, means the power to direct the management or policies of such entity, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and, when used with respect to any natural person, means the power to direct the decisions of such person, directly or indirectly, whether through family relationships or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first set forth above.

HOME INTERIORS & GIFTS, INC.

By: /s/ Donald J. Carter, Jr.
    ------------------------------
    Name: Donald J. Carter, Jr.,
    Title: Chief Executive Officer


HI CAYMAN, L.P.

By: HI CAYMAN, GP LTD.
    Its general partner

    By: /s/ David W. Knickel
        ----------------------------------------------
        Name: David W. Knickel
        Title: Vice President, Treasurer and Secretary


HI SENIOR DEBT PARTNERS, L.P.

    By: HI SENIOR DEBT PARTNERS GP, LLC
        Its general partner

        By: /s/ David W. Knickel
            ----------------------------------------------
            Name: David W. Knickel
            Title: Vice President, Treasurer and Secretary

                                    EXHIBIT A

  FORM OF CERTIFICATE OF DESIGNATION, PREFERENCES AND RIGHTS OF PREFERRED STOCK
            AND QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS THEREOF

                          HOME INTERIORS & GIFTS, INC.

                     CERTIFICATE OF DESIGNATION, PREFERENCES
                    AND RELATIVE, PARTICIPATING, OPTIONAL AND
                     OTHER SPECIAL RIGHTS OF PREFERRED STOCK
                       AND QUALIFICATIONS, LIMITATIONS AND
                              RESTRICTIONS THEREOF

                                   ----------

                       Pursuant to Article 2.13(D) of the
                         Texas Business Corporation Act

                                   ----------

         Home Interiors & Gifts, Inc. (the "Company"), a corporation organized and existing under the laws of the State of Texas, hereby certifies that pursuant to the provisions of Article 2.13(D) of the Texas Business Corporation Act, its Board of Directors adopted the following resolution at a meeting of such Board of Directors on July 12, 2001, which resolution was duly adopted by all necessary action on the part of the Company and remains in full force and effect as of the date hereof:

         WHEREAS, the Board of Directors of the Company is authorized, within the limitations and restrictions stated in the Restated Articles of Incorporation, to fix by resolution or resolutions the designation of preferred stock and the powers, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof, including, without limiting the generality of the foregoing, such provisions as may be desired concerning voting, redemption, dividends, dissolution or the distribution of assets, conversion or exchange, and such other subjects or matters as may be fixed by resolution or resolutions of the Board of Directors under the Texas Business Corporation Act; and

         WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid, to authorize and fix the terms of the preferred stock to be designated the 12.5% Senior Convertible Preferred Stock of the Company and the number of shares constituting such preferred stock.

         NOW, THEREFORE, BE IT RESOLVED, that there is hereby authorized the 12.5% Senior Convertible Preferred Stock on the terms and with the provisions herein set forth:

                   TERMS, PREFERENCES, RIGHTS AND LIMITATIONS

                                       of

                    12.5% SENIOR CONVERTIBLE PREFERRED STOCK

                                       of

                          HOME INTERIORS & GIFTS, INC.

         The relative rights, preferences, powers, qualifications, limitations and restrictions granted to or imposed upon the 12.5% Senior Convertible Preferred Stock or the holders thereof are as follows:

1. Definitions. For purposes of this Designation, the following definitions shall apply:

         "Appraised Value" shall mean, in respect of any share of Common Stock on any date herein specified, the value of the Company as of the last day of the most recent fiscal quarter, as determined by an investment banking firm selected by the Company and the Required Holders (which value shall assume the payment of all consideration payable to the Company in respect of the exercise, conversion and acquisition of all securities included in clause (iii) of the definition of "Fully Diluted" below), divided by the number of Fully Diluted shares of Common Stock.

         "Board" shall mean the Board of Directors of the Company.

         "Book Value" shall mean, in respect of any share of Common Stock on any date herein specified, the consolidated book value of the Company (which value shall assume the payment of all consideration payable to the Company in respect of the exercise, conversion and acquisition of all securities included in clause
(iii) of the definition of "Fully Diluted" below), as determined in accordance with GAAP by any firm of independent certified public accountants of recognized national standing selected by the Company and reasonably acceptable to the Required Holders, as of the last day of the most recent fiscal quarter, divided by the number of Fully Diluted shares of Common Stock.

         "Business Day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "Common Stock" shall mean the Common Stock, $0.10 par value per share, of the Company.

         "Company" shall mean Home Interiors & Gifts, Inc., a Texas corporation.

         "Conversion" has the meaning set forth in Section 6 hereof.

         "Conversion Amount" has the meaning set forth in Section 6 hereof.

         "Conversion Price" shall mean, at any time, the amount computed by dividing the Liquidation Preference for one Share of Senior Preferred Stock by the Conversion Amount in effect at such time.

         "Current Market Price," when used with reference to shares of Common Stock or other securities on any date, shall mean the higher of: (a) the Conversion Price per share of Common Stock at such date; and (b) the Appraised Value per share of Common Stock at such date, or if there shall be a public market for the Common Stock, the higher of: (x) the Book Value per share of Common Stock at such date; and (y) the average of the daily market prices for any 30 consecutive Trading Days commencing no earlier than 45 days before such date. The daily market price for each such Trading Day shall be: (i) the last sale price on such day on the principal stock exchange or the NASDAQ National Market on which such Common Stock is then listed or admitted to trading; or (ii) if no sale takes place on such day on any such exchange or market, the average of the last reported closing bid and asked prices on such day as officially quoted on any such exchange or market.

         "Dividend Dilution Event" has the meaning set forth in Section 6(d)(iv) hereof.

         "Dividend Rate" shall mean 12.5% per annum.

         "Fair Market Value" shall mean, with respect to any asset, the amount that a willing buyer would pay an unaffiliated willing seller in an arm's-length transaction to acquire ownership of such asset, with neither being under any compulsion to buy or sell, as determined in good faith by the Board.

         "Fully Diluted" shall mean, with reference to shares of Common Stock, at any date as of which the number of shares thereof is to be determined: (i) all shares of Common Stock outstanding at such date; plus (ii) all shares of Common Stock issuable upon the Conversion of the Senior Preferred Stock outstanding on such date; plus (iii) all shares of Common Stock issuable upon exercise or conversion of all options and warrants to purchase or otherwise acquire, or securities convertible into or exercisable for, shares of Common Stock outstanding on such date which would be deemed outstanding in accordance with GAAP for purposes of determining book value or net income per share.

         "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time applied on a consistent basis.

         "Issuance Dilution Event" has the meaning set forth in Section 6(d)(ii) hereof.

         "Liquidation Preference" shall mean $1,000 per share.

         "New Securities" has the meaning set forth in Section 7 hereof.

         "Original Issue Date" shall mean the date of the original issuance of shares of Senior Preferred Stock.

         "Person" shall mean any individual, firm, corporation, partnership, limited partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

         "Required Holders" shall mean the holders of at least of a majority of the outstanding shares of Senior Preferred Stock.

         "Senior Preferred Stock" shall refer to shares of 12.5% Senior Convertible Preferred Stock, $0.01 par value per share, of the Company.

         "Stock Option Plan For Key Employees" shall mean the 1998 Stock Option Plan For Key Employees entered into by the Company as of June 4, 1998, as amended, supplemented or otherwise modified from time to time.

         "Stock Option Plan For Unit Directors" shall mean the 1998 Stock Option Plan For Unit Directors, Branch Directors and Certain Other Independent Contractors entered into by the Company as of June 4, 1998, as amended, supplemented or otherwise modified from time to time.

         "Trading Day" shall mean a Business Day or, if the Common Stock is listed or admitted to trading on any national securities exchange or NASDAQ market, a day on which such exchange or market is open for the transaction of business.

2. Designation; Number of Shares; Ranking. The designation of the preferred stock authorized by this resolution shall be "12.5% Senior Convertible Preferred Stock" and the number of shares of Senior Preferred Stock authorized hereby shall be 96,058.98 shares. The shares of Senior Preferred Stock rank: (i) senior, with respect to the payment of dividends and with respect to distributions upon liquidation, dissolution or winding up of the Company or otherwise, to all shares of Common Stock and all other classes or series of capital stock of the Company the terms of which do not expressly state that they rank senior to or on a parity with the Senior Preferred Stock with respect thereto (collectively, the "Junior Stock"); (ii) on a parity, with respect to the payment of dividends and with respect to distributions upon liquidation, dissolution or winding up of the Company or otherwise, to all other classes or series of capital stock of the Company the terms of which expressly state that they rank on a parity with the Senior Preferred Stock with respect thereto (collectively, the "Parity Stock"); and (iii) junior, with respect to the payment of dividends and with respect to distributions upon liquidation, dissolution or winding up of the Company or otherwise, to all other classes or series of preferred stock of the Company the terms of which expressly state that they rank senior to the Senior Preferred Stock with respect thereto (collectively, the "Senior Stock"); it being understood and agreed that the issuance of any such Parity Stock or Senior Stock shall be subject to Section 5(b) hereof.

3. Dividends.

     (a) So long as any shares of Senior Preferred Stock shall be outstanding, the holders of such Senior Preferred Stock shall be entitled to receive out of any funds legally available therefor, when, as and if declared by the Board, preferential dividends in cash at the Dividend Rate on the Liquidation Preference hereunder, payable quarterly on the first Business Day of each calendar quarter commencing on October 1, 2001. Such dividends shall be cumulative and begin to accrue on a daily basis from the Original Issue Date, whether or not declared and whether or not there shall be net profits or net assets of the Company legally available for the payment of those dividends.

     (b) So long as any shares of Senior Preferred Stock shall be outstanding:
(i) no dividend whatsoever shall be paid or declared, and no distribution shall be made, on account of any class or series of Junior Stock or Parity Stock (other than, with respect to Junior Stock, dividends paid or distributions made solely in additional shares of such Junior Stock, and, with respect to Parity Stock, a partial dividend paid pro rata on such Parity Stock and the Senior Preferred Stock) unless (A) all dividends in respect of the Senior Preferred Stock for all past and current dividend periods have been paid in full and (B) such dividend or distribution consists only of cash and/or cash equivalents; and
(ii) no shares of Junior Stock or Parity Stock, or any option, warrant or other right to acquire the Company's capital stock, shall be purchased, redeemed, retired or acquired by the Company or any subsidiary of the Company and no funds shall be paid into or set aside or made available for a sinking fund for the purchase, redemption, retirement or acquisition thereof; provided that, notwithstanding the foregoing, the Company may, from time to time, repurchase any options or any other rights to acquire the Company's capital stock, or any shares of Common Stock into which such options or other rights to acquire the Company's capital stock may have been exercised, in each case in accordance with the Stock Option Plan For Key Employees or the Stock Option Plan For Unit Directors, as applicable.

4. Liquidation Rights.

     (a) In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Senior Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Company available for distribution to its shareholders, whether such assets are capital, surplus, earnings or otherwise, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any shares of Junior Stock, an amount with respect to each share of Senior Preferred Stock outstanding equal to the Liquidation Preference for such share plus all declared or accrued and unpaid dividends in respect thereof.

     (b) If upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the assets to be distributed among the holders of Senior Preferred Stock and all other Parity Stock shall be insufficient to permit the payment to such shareholders of the full preferential amounts thereof, then the entire assets of the Company to be distributed shall be distributed ratably among the holders of Senior Preferred Stock and such Parity Stock, based on the full preferential amounts for the number of shares of Senior Preferred Stock or Parity Stock held by each holder.

     (c) After payment to the holders of Senior Preferred Stock of the amounts set forth in Section 4(a) hereof, the entire remaining assets and funds of the Company legally available for distribution, if any, shall be distributed among the holders of any Company capital stock entitled to a preference over the Common Stock in accordance with the terms thereof and, thereafter, to the holders of Common Stock.

5. Voting Rights. In addition to any voting rights provided by law, the holders of shares of Senior Preferred Stock shall have the following voting rights:

     (a) From and after the expiration or termination of any waiting period required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, for acquisition by the holders of Senior Preferred Stock of the voting rights described in this paragraph 5(a), each share of Senior Preferred Stock shall entitle the holder thereof to vote on all matters voted on by the holders of Common Stock, voting together as a single class with all other shares entitled to vote, at all meetings of the stockholders of the Company. With respect to any such vote, each share of Senior Preferred Stock shall entitle the holder thereof to cast the number of votes equal to the number of shares of Common Stock of the Company into which such share of Senior Preferred Stock is convertible on the record date for such vote.

     (b) Whether or not the voting rights set forth in paragraph 5(a) shall be in effect, the affirmative vote of the Required Holders, in person or by proxy, at a special or annual meeting of the holders of Senior Preferred Stock called for the purpose, or pursuant to a written consent of the Required Holders, shall be necessary for the Company to:

         (i) authorize, adopt or approve an amendment to the Articles of Incorporation of the Company (including by way of merger, consolidation or otherwise) that would increase or decrease the par value of the Senior Preferred Stock, grant any holder of bonds, debentures or other obligations voting rights, or otherwise alter or change in any manner the terms, powers, preferences or special rights of the Senior Preferred Stock or grant waivers thereof, or that would otherwise adversely affect the rights of the Senior Preferred Stock, provided that no such modification or amendment may, without the consent of each holder of Senior Preferred Stock affected thereby (A) increase the Conversion Price or decrease the Liquidation Preference or Dividend Rate of the Senior Preferred Stock, (B) adversely affect any of the Conversion features of the Senior Preferred Stock set forth in Section 6 hereof, or (C) decrease the percentage of outstanding Senior Preferred Stock necessary to modify or amend the terms thereof or to grant waivers thereof;

         (ii) authorize or issue any shares of Senior Stock or Parity Stock (including, without limitation, additional shares of Senior Preferred Stock), or authorize or issue any securities convertible into, exchangeable for or evidencing the right to purchase such shares;

         (iii) directly or indirectly recapitalize or reclassify any shares of capital stock of the Company into Senior Preferred Stock or into any Senior Stock or Parity Stock, or exchange any capital stock of the Company for debt; or

         (iv) effect a voluntary liquidation, dissolution or winding up of the Company.

6. Conversion. (a) Subject to the provisions for adjustment of the Conversion Amount hereinafter set forth, each share of Senior Preferred Stock shall be convertible at any time and from time to time, at the option of the holder thereof (each, a "Conversion") into fully paid and nonassessable shares of Common Stock. The number of shares of Common Stock deliverable upon a Conversion of shares of Senior Preferred Stock (excluding accrued dividends thereon, which are addressed by paragraph (b)(i) of this Section 6) shall be determined by multiplying the number of such shares of Senior Preferred Stock by the conversion amount at the time of Conversion (the "Conversion Amount"), which shall initially be 51.49330587, and which Conversion Amount shall be subject to adjustment from time to time pursuant to paragraph (d) of this Section 6. No fractional shares shall be issued upon the Conversion of any shares of Senior Preferred Stock unless the Company otherwise has fractional shares outstanding at the time of such Conversion. All shares of Common Stock (including fractions thereof) issuable upon Conversion of more than one share of Senior Preferred Stock by a holder thereof shall be aggregated for purposes of determining whether Conversion would result in the issuance of any fractional shares. If:
(i) the Company has no such fractional shares outstanding at the time of Conversion; and (ii) after the aforementioned aggregation, the Conversion would result in the issuance of a fraction of a share of Common Stock, the Company shall, in lieu of issuing any fractional share, pay the holder otherwise entitled to such fraction a sum in cash equal to the Current Market Price of one share of Common Stock on the date of Conversion multiplied by such fraction.

     (b) (i) A Conversion of Senior Preferred Stock may be effected by any holder thereof upon the surrender to the Company at the principal office of the Company of the certificate for such Senior Preferred Stock to be converted (the "Surrendered Certificate") accompanied by a written notice (the "Conversion Notice" and, together with the Surrendered Certificate, the "Conversion Deliveries") stating that such holder elects to convert all or a specified number of such holder's shares (which may be fractional shares) in accordance with the provisions of this Section 6 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. Upon any Conversion of shares of Senior Preferred Stock, any accrued and unpaid dividends (through the date of Conversion) owing in respect of such shares of Senior Preferred Stock to be converted shall be simultaneously converted into a number of shares of Common Stock equal to the sum of such accrued and unpaid dividends divided by the Conversion Price.

         (ii) In case the written notice specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued shall specify a name or names other than that of such holder, such notice shall be accompanied by payment of all transfer taxes payable upon the issuance of shares of Common Stock in such name or names. Other than such taxes, the Company will pay any and all issue and other taxes (other than taxes based on income) that may be payable in respect of any issue or delivery of shares of Common Stock on Conversion of Senior Preferred Stock pursuant hereto. As promptly as practicable, and in any event within five Business Days after the surrender of such certificate or certificates and the receipt of such notice relating thereto and, if applicable, payment of all transfer taxes (or the demonstration to the satisfaction of the Company that such taxes have been paid), the

Company shall deliver or cause to be delivered (A) certificates representing the number of validly issued, fully paid and nonassessable full shares of Common Stock to which the holder of shares of Senior Preferred Stock being converted shall be entitled, and (B) if less than the full number of shares of Senior Preferred Stock evidenced by the surrendered certificate or certificates is being converted, a new certificate or certificates, of like tenor, for the number of shares evidenced by such surrendered certificate or certificates less the number of shares being converted.

         (iii) Each Conversion shall be deemed to have been made at the close of business on the date of receipt by the Company of the Conversion Deliveries so that the rights of the holder thereof as to the shares being converted shall cease except for the right to receive shares of Common Stock and any cash in lieu of a fractional share thereof, in accordance herewith, and the Person entitled to receive the shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

     (c) The Company shall at all times reserve, and keep available for issuance upon the Conversion of the Senior Preferred Stock, such number of its authorized but unissued shares of Common Stock as will from time to time be sufficient to permit the Conversion of all outstanding shares of Senior Preferred Stock not theretofore converted, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the Conversion of all outstanding shares of Senior Preferred Stock not theretofore converted.

     (d) The Conversion Amount shall be subject to adjustment from time to time as follows:

         (i) In case the Company shall at any time or from time to time after the Original Issue Date (A) pay a dividend, or make a distribution, on the outstanding shares of Common Stock in shares of Common Stock, (B) subdivide the outstanding shares of Common Stock, (C) combine the outstanding shares of Common Stock into a smaller number of shares, or (D) issue by reclassification of the shares of Common Stock any shares of capital stock of the Company, then, and in each such case, the Conversion Amount in effect immediately prior to such event or the record date therefor (if earlier) (the "Determination Date") shall be adjusted so that the holder of any shares of Senior Preferred Stock at any time thereafter surrendered for Conversion (without giving effect to any Conversion of dividends accrued thereon, which shall be addressed by paragraph (b)(i) of this Section 6) shall be entitled to receive the number of shares of Common Stock or other securities of the Company that such holder would have owned or have been entitled to receive after the happening of any of the events described above, had such shares of Senior Preferred Stock (without giving effect to any Conversion of dividends accrued thereon, which shall be addressed by paragraph
(b)(i) of this Section 6) been surrendered for Conversion immediately prior to the Determination Date. An adjustment made pursuant to this clause (i) shall become effective: (x) in the case of any dividend or distribution described in clause (A), immediately after the close of business on the record date for the determination of holders of shares of Common Stock entitled to receive such dividend or distribution; or (y) in the case of any subdivision, reclassification or combination described in clause (B), (C) or (D), at the close of business on the day upon which such corporate action becomes effective.

         (ii) In case the Company shall issue shares of Common Stock (or rights, warrants or other securities convertible into or exchangeable for shares of Common Stock) after the Original Issue Date, other than issuances for which an adjustment has been made pursuant to clause (i) above, at a price per share (or having an exercise, conversion or exchange price per share) less than the Current Market Price per share of Common Stock, as of the date of issuance of such shares or of such rights, warrants or other convertible or exchangeable securities, or, if the Company shall offer or issue rights or warrants to all holders of its outstanding shares of Common Stock, as of the record date fixed for the determination of shareholders entitled to receive such rights or warrants (each, an "Issuance Dilution Event"), then, and in each such case, the Conversion Amount shall be adjusted upward so that the holder of each share of Senior Preferred Stock shall be entitled to receive, upon the Conversion thereof, the number of shares of Common Stock determined by multiplying (A) the applicable Conversion Amount immediately prior to such Issuance Dilution Event, by (B) a fraction, the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Issuance Dilution Event, and (2) the number of additional shares of Common Stock issued in connection with the Issuance Dilution Event (or into which the rights, warrants or other convertible or exchangeable securities may exercise or convert), and the denominator of which shall be the sum of (x) the number of shares of Common Stock outstanding immediately prior to such Issuance Dilution Event, and (y) the number of shares of Common Stock which the aggregate consideration received by the Company for the total number of shares of Common Stock so issued or for the issuance of rights, warrants or other convertible or exchangeable securities (or which would be received upon the exercise, conversion or exchange of any rights, warrants or other exchangeable or convertible securities so issued) would purchase at such Current Market Price immediately prior to such Issuance Dilution Event.

         (iii) An adjustment made pursuant to clause (ii) above shall be made on the next Business Day following the date of the Issuance Dilution Event and shall be effective retroactively immediately after the close of business on such date. For purposes of clause (ii), the aggregate consideration received by the Company in connection with the issuance of shares of Common Stock or of rights, warrants or other securities exchangeable or convertible into shares of Common Stock shall be deemed to be equal to the sum of the aggregate offering price of all such Common Stock and such rights, warrants, or other exchangeable or convertible securities plus the minimum aggregate amount, if any, receivable upon exchange or conversion of any such exchangeable or convertible securities into shares of Common Stock.

         (iv) In case the Company shall at any time or from time to time after the Original Issue Date declare, order, pay or make a dividend or other distribution (including, without limitation, any distribution of capital stock or other securities or property or rights or warrants to subscribe for securities of the Company or any of its subsidiaries by way of dividend or spinoff), on its Common Stock (other than (A) dividends or distributions of shares of Common Stock for which an adjustment has been made pursuant to clause (i) of this paragraph (d) or (B) dividends and distributions consisting of cash and cash equivalents and made in compliance with Section 3(b) hereof, not exceeding, in any 12-month period, 5% of the after-tax cash flow of the Company for the last 12-month period for which financial statements are available) (each, a "Dividend Dilution Event"), then, and in each such case, the Conversion Amount shall be adjusted upward so that the holder of each share of Senior Preferred Stock shall be entitled to receive, upon the Conversion thereof, the number of shares of Common Stock, determined by multiplying (1) the applicable Conversion Amount on the day immediately prior to the record date fixed for the determination of shareholders entitled to receive such dividend or distribution, by (2) a fraction, the numerator of which shall be the Current Market Price per share of Common Stock at such record date, and the denominator of which shall be such Current Market Price per share of Common Stock less the Fair Market Value of such dividend or distribution per share of Common Stock.

         (v) For purposes of this paragraph (d), the number of shares of Common Stock at any time outstanding shall not include any shares of Common Stock then owned or held by or for the account of the Company or any of its subsidiaries.

         (vi) If the Company shall take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution, and shall thereafter and before the distribution to shareholders thereof legally abandon its plan to pay or deliver such dividend or distribution, then thereafter no adjustment in the number of shares of Common Stock issuable upon exercise of the right of Conversion granted by this paragraph (d) or in the Conversion Amount then in effect shall be required by reason of the taking of such record.

         (vii) Anything in this paragraph (d) to the contrary notwithstanding, the Company shall not be required to give effect to any adjustment in the Conversion Amount unless and until the net effect of one or more adjustments (each of which shall be carried forward), determined as above provided, shall have resulted in a change of the Conversion Amount by at least one-tenth of one share of Common Stock, and when the cumulative net effect of more than one adjustment so determined shall be to change the Conversion Amount by at least one-tenth of one share of Common Stock, such change in Conversion Amount shall thereupon be given effect.

         (viii) If any option or warrant expires or is cancelled without having been exercised, then, for the purposes of the adjustments set forth above, such option or warrant shall have been deemed not to have been issued and the Conversion Amount shall be adjusted accordingly. No holder of Common Stock which was previously issued upon Conversion of Senior Preferred Stock shall have any obligation to redeem or cancel any such shares of Common Stock as a result of the operation of this paragraph (viii).

7. Pre-Emptive Rights. Each holder of Senior Preferred Stock shall have the right to purchase all or any part of New Securities (as hereinafter defined) that the Company may, from time to time hereafter, propose to sell and issue. If any New Securities are also being offered or sold to any purchaser or purchasers other than such holders of Senior Preferred Stock, such New Securities shall be offered to each holder of Senior Preferred

Stock on the same terms and conditions. Each such holder's pro rata share of New Securities, for purposes of this right, is the ratio of (A) the number of shares of Common Stock into which the shares of Senior Preferred Stock held by such holder are convertible at the time the New Securities are offered to (B) the number of Fully Diluted shares of Common Stock at the time the New Securities are offered. For purposes hereof, "New Securities" shall mean Common Stock or any security exchangeable or exercisable for, or convertible into, Common Stock; provided, however, that New Securities shall not include any of the following issuances, provided that any such issuance is or has been duly approved by the Board and shall be in accordance with this Certificate:

         (i) public issuance and sale of Common Stock registered under applicable securities laws;

         (ii) the issuance of options, warrants or Common Stock to employees, officers and/or directors of the Company under one or more plans approved by the Board, including, without limitation, under the 1998 Stock Option Plan for Key Employees or the 1998 Stock Option Plan for Unit Directors, Branch Directors and certain other independent contractors; or

         (iii) the issuance of options, warrants or Common Stock at Fair Market Value in exchange for assets or equipment to be used by the Company in the normal course of business.

8. Reports as to Adjustments. Upon any adjustment of the Conversion Amount then in effect and any increase or decrease in the number of shares of Common Stock issuable upon the operation of a Conversion set forth in Section 6, then, and in each such case, the Company shall promptly deliver to each holder of the Senior Preferred Stock, a certificate signed by the Chief Executive Officer or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Amount then in effect following such adjustment and the increased or decreased number of shares issuable upon the Conversion right granted by Section 6, and shall set forth in reasonable detail the method of calculation of each and a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Senior Preferred Stock may be given in advance.

9. No Reissuance of Senior Preferred Stock. No Senior Preferred Stock acquired by the Company by reason of purchase, Conversion or otherwise shall be reissued, and all such shares shall be cancelled, retired and eliminated from the shares which the Company shall be authorized to issue.

10. Notices. All notices to the Company permitted hereunder shall be personally delivered or sent by first class mail, postage prepaid, addressed to its principal office located at 1649 Frankford Road West, Carrollton, Texas 75007,
Attention: Chief Executive Officer or to such other address at which its principal office is located and as to which notice thereof is similarly given to the holders of the Senior Preferred Stock at their addresses appearing on the books of the Company.

         IN WITNESS WHEREOF, Home Interiors and Gifts, Inc. has caused this Certificate to be signed by its Chief Executive Officer and Secretary, respectively, on this ____ day of July, 2001.


                                       ----------------------------
                                       Donald J. Carter, Jr.,
                                       Chief Executive Officer



                                       ----------------------------
                                       Kenneth Cichocki, Secretary

                                    EXHIBIT B

                         INITIAL LIQUIDATION PREFERENCE

Entity                              Initial Liquidation Preference
------                              ------------------------------

HI Cayman:                                  $50,900,000.00

HI Senior Debt Partners:                    $44,927,980.00

HI Senior Debt Partners:                    $   231,000.00

                                    EXHIBIT C

                        FORM OF ASSIGNMENT AND ACCEPTANCE

         THIS ASSIGNMENT AND ACCEPTANCE (this "Assignment") is executed as of July 16, 2001 (the "Effective Date"), by HI Cayman, L.P., a Cayman Islands exempted limited partnership ("Assignor"), for the benefit of Home Interiors & Gifts, Inc., a Texas corporation ("Assignee").

                                    RECITALS:

     A. Assignor owns 10-1/8% Series B Senior Subordinated Notes of the Assignee due 2008, as issued in accordance with the Indenture dated as of June 4, 1998, among Assignee, the Guarantors named therein, and the United States Trust Company of New York, as Trustee, in the aggregate principal amount of $50,900,000 (collectively, the "Notes").

     B. Assignor desires to assign to Assignee the Notes and Assignee desires to accept the Notes in accordance with the terms and conditions of the Securities Exchange Agreement, dated the date hereof, by and among Assignee, Assignor and HI Senior Debt Partners, L.P.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, it is hereby agreed as follows:

         1. Assignment and Transfer. Assignor hereby transfers, sells, assigns and conveys the Notes to Assignee, to have and hold said Notes, together with all rights and appurtenances thereto.

         2. Assumption and Acceptance. By the execution of this Assignment, Assignee expressly accepts the Notes.

         3. Successors. All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         4. Applicable Law. The validity, interpretation, construction and performance of this Assignment shall be governed by the laws of the State of New York.

         5. Counterparts. This Assignment may be executed in any number of counterparts, all of which together shall for all purposes constitute one and the same instrument.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Acceptance as of the date first written above.


                                       ASSIGNOR:

                                       HI CAYMAN, L.P.

                                       By: HI CAYMAN, GP LTD.
                                           Its general partner


                                           By:
                                               ---------------------------------
                                               Name: David W. Knickel
                                               Title: Vice President, Treasurer
                                                      and Secretary


                                       ASSIGNEE:


                                       HOME INTERIORS & GIFTS, INC.


                                       By:
                                           -------------------------------------
                                           Name: Donald J. Carter, Jr.,
                                           Title: Chief Executive Officer

                        FORM OF ASSIGNMENT AND ACCEPTANCE

         THIS ASSIGNMENT AND ACCEPTANCE (this "Assignment") is executed as of July 16, 2001 (the "Effective Date"), by HI Senior Debt Partners, L.P., a Texas limited partnership ("Assignor"), for the benefit of Home Interiors & Gifts, Inc., a Texas corporation ("Assignee").

                                    RECITALS:

     A. Assignor owns an interest in the Credit Agreement, dated as of June 4, 1998, as amended through the date hereof, in an aggregate principal amount of $44,927,980, pursuant to: (i) the Assignment and Acceptance dated July 16, 2001, by and among Assignor, Bank of America and Assignee; (ii) the Assignment and Acceptance dated July 16, 2001, by and among Credit Suisse First Boston, Assignor, Bank of America, N.A., as Administrative Agent, and Assignee; and
(iii) the Assignment and Acceptance dated July 16, 2001, by and among Bank of America, N.A., Assignor and Assignee (collectively, the "Credit Interest").

     B. Assignor desires to assign to Assignee the Credit Interest, and Assignee desires to accept the Credit Interest in accordance with the terms and conditions of the Securities Exchange Agreement, dated the date hereof, by and among Assignee, Assignor and HI Cayman, L.P.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, it is hereby agreed as follows:

         1. Assignment and Transfer. Assignor hereby transfers, sells, assigns and conveys the Credit Interest to Assignee, to have and hold said Credit Interest, together with all rights and appurtenances thereto.

         2. Assumption and Acceptance. By the execution of this Assignment, Assignee expressly accepts the Credit Interest.

         3. Successors. All of the covenants, terms and conditions set forth herein shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, successors and assigns.

         4. Applicable Law. The validity, interpretation, construction and performance of this Assignment shall be governed by the laws of the State of New York.

         5. Counterparts. This Assignment may be executed in any number of counterparts, all of which together shall for all purposes constitute one and the same instrument.

           [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK.]

         IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Acceptance as of the date first written above.

                                       ASSIGNOR:

                                       HI SENIOR DEBT PARTNERS, L.P.

                                       By: HI SENIOR DEBT PARTNERS GP, LLC
                                           Its general partner


                                           By:
                                               ---------------------------------
                                               Name: David W. Knickel
                                               Title: Vice President, Treasurer
                                                      and Secretary


                                       ASSIGNEE:


                                       HOME INTERIORS & GIFTS, INC.


                                       By:
                                           -------------------------------------
                                           Name: Donald J. Carter, Jr.,
                                           Title: Chief Executive Officer